                                                                    EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT


                                   dated as of

                                  July 12, 2002

                                      among

                                PHOTRONICS, INC.

                     The Borrowing Subsidiaries Party Hereto

                            The Lenders Party Hereto

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                 HSBC BANK USA,
                              as Syndication Agent

                                       and

                              THE BANK OF NEW YORK,
                               FLEET NATIONAL BANK
                                       and
                         CITIZENS BANK OF MASSACHUSETTS,
                           as Co-Documentation Agents

                           ---------------------------

                           JPMORGAN SECURITIES, INC.,
                         as Lead Arranger and Bookrunner


================================================================================

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
ARTICLE I       Definitions...........................................................................1
     SECTION 1.01.      DEFINED TERMS.................................................................1
     SECTION 1.02.      CLASSIFICATION OF LOANS AND BORROWINGS.......................................20
     SECTION 1.03.      TERMS GENERALLY..............................................................20
     SECTION 1.04.      ACCOUNTING TERMS; GAAP.......................................................21
     SECTION 1.05.      EXCHANGE RATES...............................................................21

ARTICLE II      The Credits..........................................................................21
     SECTION 2.01.      REVOLVING LOANS..............................................................21
     SECTION 2.02.      SWINGLINE LOANS..............................................................23
     SECTION 2.03.      LOCAL LOANS..................................................................24
     SECTION 2.04.      LETTERS OF CREDIT............................................................27
     SECTION 2.05.      FUNDING OF BORROWINGS........................................................30
     SECTION 2.06.      INTEREST ELECTIONS...........................................................31
     SECTION 2.07.      TERMINATION AND REDUCTION OF COMMITMENTS.....................................33
     SECTION 2.08.      REPAYMENT OF LOANS; EVIDENCE OF DEBT.........................................34
     SECTION 2.09.      PREPAYMENT OF LOANS..........................................................34
     SECTION 2.10.      FEES.........................................................................35
     SECTION 2.11.      INTEREST.....................................................................37
     SECTION 2.12.      ALTERNATE RATE OF INTEREST...................................................38
     SECTION 2.13.      INCREASED COSTS; ILLEGALITY..................................................38
     SECTION 2.14.      BREAK FUNDING PAYMENTS.......................................................41
     SECTION 2.15.      TAXES........................................................................42
     SECTION 2.16.      PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS..................43
     SECTION 2.17.      MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS...............................46
     SECTION 2.18.      BORROWING SUBSIDIARIES.......................................................47
     SECTION 2.19.      ADDITIONAL LENDERS...........................................................47

ARTICLE III     Representations and Warranties.......................................................47
     SECTION 3.01.      ORGANIZATION; POWERS.........................................................48
     SECTION 3.02.      AUTHORIZATION; ENFORCEABILITY................................................48
     SECTION 3.03.      GOVERNMENTAL APPROVALS; NO CONFLICTS.........................................48
     SECTION 3.04.      FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE..............................48
     SECTION 3.05.      PROPERTIES...................................................................49
     SECTION 3.06.      LITIGATION AND ENVIRONMENTAL MATTERS.........................................49
     SECTION 3.07.      COMPLIANCE WITH LAWS AND AGREEMENTS..........................................49
     SECTION 3.08.      INVESTMENT AND HOLDING COMPANY STATUS........................................50
     SECTION 3.09.      TAXES........................................................................50
     SECTION 3.10.      ERISA........................................................................50
     SECTION 3.11.      DISCLOSURE...................................................................50
     SECTION 3.12.      FEDERAL RESERVE REGULATIONS..................................................50

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                                TABLE OF CONTENTS
                                   (continued)

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
     SECTION 3.13.      SENIOR INDEBTEDNESS..........................................................51
     SECTION 3.14.      SOLVENCY.....................................................................51


ARTICLE IV      Conditions...........................................................................51
     SECTION 4.01.      EFFECTIVE DATE...............................................................51
     SECTION 4.02.      EACH CREDIT EVENT............................................................53
     SECTION 4.03.      EACH BORROWING SUBSIDIARY CREDIT EVENT.......................................53

ARTICLE V       Affirmative Covenants................................................................54
     SECTION 5.01.      FINANCIAL STATEMENTS AND OTHER INFORMATION...................................54
     SECTION 5.02.      NOTICES OF MATERIAL EVENTS...................................................55
     SECTION 5.03.      EXISTENCE; CONDUCT OF BUSINESS...............................................56
     SECTION 5.04.      PAYMENT OF OBLIGATIONS.......................................................56
     SECTION 5.05.      MAINTENANCE OF PROPERTIES; INSURANCE.........................................56
     SECTION 5.06.      BOOKS AND RECORDS; INSPECTION RIGHTS.........................................56
     SECTION 5.07.      COMPLIANCE WITH LAWS.........................................................56
     SECTION 5.08.      USE OF PROCEEDS AND LETTERS OF CREDIT........................................56
     SECTION 5.09.      ADDITIONAL GUARANTORS........................................................57

ARTICLE VI      Negative Covenants...................................................................57
     SECTION 6.01.      INDEBTEDNESS.................................................................57
     SECTION 6.02.      LIENS........................................................................58
     SECTION 6.03.      FUNDAMENTAL CHANGES..........................................................59
     SECTION 6.04.      INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS....................59
     SECTION 6.05.      HEDGING AGREEMENTS...........................................................61
     SECTION 6.06.      RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS........................61
     SECTION 6.07.      DISPOSITION OF ASSETS........................................................62
     SECTION 6.08.      TRANSACTIONS WITH AFFILIATES.................................................62
     SECTION 6.09.      RESTRICTIVE AGREEMENTS.......................................................63
     SECTION 6.10.      ISSUANCES OF CAPITAL STOCK BY SUBSIDIARIES...................................63
     SECTION 6.11.      AMENDMENT OF MATERIAL DOCUMENTS..............................................63
     SECTION 6.12.      BORROWING SUBSIDIARIES.......................................................64
     SECTION 6.13.      INTEREST COVERAGE RATIO......................................................64
     SECTION 6.14.      CONSOLIDATED NET WORTH.......................................................64
     SECTION 6.15.      LEVERAGE RATIO...............................................................64
     SECTION 6.16.      POST-CONVERSION LEVERAGE RATIO...............................................64
     SECTION 6.17.      SENIOR LEVERAGE RATIO........................................................65
     SECTION 6.18.      MINIMUM CASH BALANCES........................................................65

ARTICLE VII     Events of Default....................................................................65

ARTICLE VIII    The Administrative Agent.............................................................68

ARTICLE IX      Guarantee............................................................................70

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   Page
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
ARTICLE X       Miscellaneous........................................................................72
     SECTION 10.01.     NOTICES......................................................................72
     SECTION 10.02.     WAIVERS; AMENDMENTS..........................................................73
     SECTION 10.03.     EXPENSES; INDEMNITY; DAMAGE WAIVER...........................................74
     SECTION 10.04.     SUCCESSORS AND ASSIGNS.......................................................76
     SECTION 10.05.     SURVIVAL.....................................................................79
     SECTION 10.06.     COUNTERPARTS; INTEGRATION; EFFECTIVENESS.....................................79
     SECTION 10.07.     SEVERABILITY.................................................................79
     SECTION 10.08.     RIGHT OF SETOFF..............................................................79
     SECTION 10.09.     GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS...................80
     SECTION 10.10.     WAIVER OF JURY TRIAL.........................................................80
     SECTION 10.11.     HEADINGS.....................................................................81
     SECTION 10.12.     CONFIDENTIALITY..............................................................81
     SECTION 10.13.     INTEREST RATE LIMITATION.....................................................81
     SECTION 10.14.     CONVERSION OF CURRENCIES.....................................................82
     SECTION 10.15.     RELEASE OF PSMC PLEDGED STOCK................................................82

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 2.03 -- Local Fronting Lender
Schedule 3.01 -- List of Subsidiaries
Schedule 3.05 -- Properties
Schedule 3.06 -- Litigation and Environmental Matters
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.08 -- Existing Affiliate Transactions
Schedule 6.09 -- Existing Restrictions

EXHIBITS:

Exhibit A         --  Form of Assignment and Acceptance
Exhibit B-1       --  Form of Opinion of James Eder, Esq.
Exhibit B-2       --  Form of Opinion of Local United Kingdom Counsel
Exhibit B-3       --  Form of Opinion of Local Korean Counsel
Exhibit B-4       --  Form of Opinion of Local Republic of China Counsel
Exhibit C         --  Form of Opinion of Borrowing Subsidiary's Counsel
Exhibit D         --  Form of Borrowing Subsidiary Agreement
Exhibit E         --  Form of Borrowing Subsidiary Termination
Exhibit F         --  Form of Guarantee Agreement
Exhibit G         --  Form of Pledge Agreement

     CREDIT AGREEMENT, dated as of July 12, 2002, among PHOTRONICS, INC., the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, as Administrative Agent.

     The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "ADJUSTED LIBO RATE" means, with respect to any Eurocurrency Borrowing in any Committed Eurocurrency for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Eurocurrency Borrowing for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "AGREEMENT CURRENCY" has the meaning assigned to such term in Section 10.14(b).

     "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "ALTERNATIVE CURRENCY" means any Committed Eurocurrency (other than Dollars), Korean won and New Taiwan dollars.

     "ALTERNATIVE CURRENCY EQUIVALENT" means, on any date of determination, with respect to any amount in Dollars, the equivalent in the relevant Alternative Currency of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Alternative Currency then in effect as determined pursuant to Section 1.05(a).

     "APPLICABLE CREDITOR" has the meaning assigned to such term in Section 10.14(b).

     "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "APPLICABLE RATE" means, for any day, with respect to any Eurocurrency Loan or Local Rate Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Interest Spread" or "Facility Fee Rate", as the case may be, based upon the Senior Leverage Ratio applicable on such date:

  ------------------------------------------------------------------------------------------------
                          SENIOR LEVERAGE RATIO              INTEREST             FACILITY FEE
                                                              SPREAD                  RATE
  ------------------------------------------------------------------------------------------------
    CATEGORY 1           Greater than 1.00 to 1               1.150%                  .500%

  ------------------------------------------------------------------------------------------------
    CATEGORY 2      Greater than or equal to .75 to 1         1.050%                  .450%
                         but less than 1.00 to 1
  ------------------------------------------------------------------------------------------------
    CATEGORY 3           Less than .75 to 1                    .950%                  .400%

  ------------------------------------------------------------------------------------------------

     For purposes of the foregoing, (a) the Senior Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based upon the Company's consolidated financial statements delivered pursuant to Section 5.01(a) or (b); and (b) each change in the Applicable Rate resulting from a change in the Senior Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next change in the Applicable Rate; provided that the Senior Leverage Ratio shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. Assuming no Event of Default has occurred and is continuing, the initial Applicable Rate shall be determined by reference to Category 3.

     "ASSESSMENT RATE" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; PROVIDED that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "BASE CD RATE" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

     "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

     "BORROWER" means the Company or any Borrowing Subsidiary.

     "BORROWING" means Loans of the same Type, Class and currency made, converted or continued on the same date and, in the case of Eurocurrency Loans, Money Market Loans or Local Rate Loans, as to which a single Interest Period is in effect.

     "BORROWING DATE" means any Business Day specified in a notice pursuant to
Section 2.01, 2.02 or 2.03 as a date on which the applicable Borrower requests Loans to be made hereunder.

     "BORROWING REQUEST" means a request by a Borrower for a Borrowing in accordance with Section 2.01, 2.02 or 2.03.

     "BORROWING SUBSIDIARY" means, at any time, PKL, PSMC and each Wholly-Owned Subsidiary designated as a Borrowing Subsidiary by the Company pursuant to
Section 2.18, in each case until such Person has ceased to be a Borrowing Subsidiary pursuant to Section 2.18. The initial Borrowing Subsidiaries will be PKL, PSMC and Photronics (U.K.) Limited.

     "BORROWING SUBSIDIARY AGREEMENT" means each agreement entered into among
(i) the Company, (ii) PKL, PSMC or the applicable Wholly-Owned Subsidiary and
(iii) the Administrative Agent (or, in the case of PKL, the applicable Local Fronting Lender) whereby PKL, PSMC or such Wholly-Owned Subsidiary is designated as a Borrowing Subsidiary pursuant to Section 2.18, which agreement shall be substantially in the form of Exhibit D.

     "BORROWING SUBSIDIARY TERMINATION" means each termination delivered by the Company and PKL, PSMC or the applicable Wholly-Owned Subsidiary whereby PKL, PSMC or such Wholly-Owned Subsidiary shall cease to be a Borrowing Subsidiary pursuant to Section 2.18, which termination shall be substantially in the form of Exhibit E.

     "BUSINESS DAY" means (a) a day other than a Saturday or Sunday on which banks are open for general banking business in New York City and (x) in the case of a Eurocurrency Loan, London, (y) with respect to a Borrowing Subsidiary, the city which is the principal financial center of the country of domicile of such Borrowing Subsidiary, and (z) in the case of the euro only, Frankfurt am Main, Germany (or such other principal financial center as the Administrative

Agent may from time to time nominate for this purpose) and (b) when such term is used for the purpose of determining the date on which the LIBO Rate is determined under this Agreement for any Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period therefor, Target Operating Days.

     "CALCULATION DATE" means (a) the last Business Day of each calendar month and (b) at any time when (i) the Dollar Equivalent of the total Revolving Credit Exposures denominated in an Alternative Currency exceeds 35% of the total Commitments or (ii) the Dollar Equivalent of the total Revolving Credit Exposures exceeds 75% of the total Commitments, the last Business Day of each calendar week.

     "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing but in any event excluding, prior to the conversion thereof, the 4 3/4% Subordinated Notes and the 6% Subordinated Notes.

     "CHANGE IN CONTROL" means (a) the acquisition (other than by Constantine Macricostas and Affiliates controlled by him) of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the occurrence of a "change in control" (or similar event, howsoever denominated) under and as defined in any indenture or other agreement in respect of Material Indebtedness to which any Loan Party is a party.

     "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "CHARGES" has the meaning assigned to such term in Section 10.13.

     "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Local Loans.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" means all of the right, title and interest of the Company or any Subsidiary in and to the property in which such Person has granted a Lien to the Administrative Agent for its benefit and the ratable benefit of the Lenders under any Loan Document.

     "COMMITTED CURRENCY" means Dollars and any Alternative Currency.

     "COMMITTED EUROCURRENCY" means (a) Dollars, British pounds sterling, Japanese yen and euros and (b) any other Eligible Currency that shall be designated by the Company in a notice delivered to the Administrative Agent and approved by the Administrative Agent and all the Lenders as a Committed Eurocurrency.

     "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans, to acquire Swingline Loans and to acquire Local Loans to PSMC hereunder and to acquire participations in Letters of Credit and all other Local Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000, which may be increased pursuant to Section 2.19 to $125,000,000.

     "COMPANY" means Photronics, Inc., a Connecticut corporation.

     "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period, minus the aggregate amount of extraordinary gains for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, plus (b) the aggregate amount of income tax expense for such period, plus (c) the aggregate amount of depreciation and amortization for such period, plus (d) the aggregate amount of charges taken during such period for minority interests up to $5,000,000, all as determined on a consolidated basis with respect to the Company and its consolidated Subsidiaries in accordance with GAAP.

     "CONSOLIDATED INDEBTEDNESS" means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its consolidated Subsidiaries outstanding as of such date, as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense, accrued or paid by the Company and its consolidated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, for any period, net income or loss of the Company and its consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET WORTH" means, at any date of determination thereof, all amounts that would be included under stockholders' equity on a consolidated balance sheet of the Company and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED SENIOR INDEBTEDNESS" means, as of any date of determination, the result of (a) Consolidated Indebtedness as of such date, minus (b) Consolidated Subordinated Indebtedness as of such date.

     "CONSOLIDATED SUBORDINATED INDEBTEDNESS" means, at any date of determination thereof, the 4 3/4% Subordinated Notes, the 6% Subordinated Notes and any other Indebtedness of the Company that is subordinated to the obligations owed to each of the Lenders issued on terms and conditions acceptable to the Required Lenders in their sole discretion.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

     "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "DOLLAR EQUIVALENT" means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05(a) using the Exchange Rate with respect to such Alternative Currency then in effect.

     "DOLLARS" or "$" refers to lawful money of the United States of America.

     "DOMESTIC PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of any jurisdiction in the United States.

     "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

     "ELIGIBLE CURRENCY" means, on any date of determination, any currency (other than Dollars) that is freely tradeable and exchangeable into Dollars in the London market and for which an Exchange Rate can be determined by reference to the Reuters World Currency Page or another publicly available service for displaying exchange rates acceptable to the Administrative Agent.

     "EMU" means the Economic and Monetary Union as contemplated in the Treaty on European Union.

     "EMU LEGISLATION" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

     "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Domestic Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Domestic Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or any other Governmental Authority or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "EURO" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

     "EURO UNIT" means the currency unit of the euro as defined in the EMU Legislation.

     "EUROCURRENCY", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "EVENT OF DEFAULT" has the meaning assigned to such term in Article VII.

     "EXCHANGE RATE" means, on any day, with respect to any Alternative Currency, the rate at which such Alternative Currency may be currently exchanged into Dollars (and, for purposes of the definition of "Alternative Currency Equivalent" and Section 2.02(d), 2.03(d), 2.06(e), 2.12(i) or 2.13(e)(ii), the
rate at which Dollars may be exchanged into such Alternative Currency), as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Alternative Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Person then serving as the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars (or such Alternative Currency, as the case may be) for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

     "EXCLUDED SUBSIDIARY" means any Subsidiary (i) in the case of Domestic Subsidiaries, that is not a Guarantor and (ii) in the case of Foreign Subsidiaries, whose voting Capital Stock is not pledged to the Administrative Agent for its benefit and the ratable benefit of the Lenders.

     "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, income or franchise taxes imposed on (or measured by) such recipient's net income (including branch profits or similar taxes (including, with respect to a Local Fronting Lender resident in Korea, education taxes) but specifically excluding any gross receipts taxes) imposed by a Governmental Authority of the jurisdiction in which such Lender is organized or any political subdivision thereof or where the applicable lending office designated by such Lender is located.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     "FISCAL QUARTER NET WORTH INCREASE AMOUNTS" means, with respect to each fiscal quarter of the Company, (a) the greater of (i) Zero Dollars ($0) and (ii) 50% of Consolidated Net Income for such fiscal quarter plus (b) 100% of the proceeds (net of underwriting commissions and discounts and reasonable fees and expenses) received or deemed received from the sale of, issuance of or conversion into Capital Stock of the Company during such fiscal quarter.

     "FOREIGN PLAN" means any pension plan or other deferred compensation plan, program or arrangement maintained by any Foreign Subsidiary which may or may not, under applicable local law, be required to be funded through a trust or other funding vehicle.

     "FOREIGN SUBSIDIARY" means any Subsidiary that is not organized under the laws of any jurisdiction in the United States.

     "4 3/4% SUBORDINATED NOTE INDENTURE" means the Indenture dated as of December 12, 2001 from the Company to The Bank of Nova Scotia Trust Company of New York, as Trustee, as in effect on the Effective Date and as amended from time to time in accordance with Section 6.11, pursuant to which the Company issued the 4 3/4% Subordinated Notes.

     "4 3/4% SUBORDINATED NOTES" means the $200,000,000 4 3/4% Convertible Subordinated Notes due 2006, as in effect on the Effective Date and as amended from time to time in accordance with Section 6.11, issued pursuant to the terms of the 4 3/4% Subordinated Note Indenture.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GRANTING LENDER" has the meaning assigned to such term in Section
10.04(h).

     "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such

Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "GUARANTEE AGREEMENT" means each Guarantee delivered by the applicable Subsidiary to the Administrative Agent whereby such Subsidiary shall guarantee the obligations under the Loan Documents, which Guarantee shall be substantially in the form of Exhibit F.

     "GUARANTORS" means the Subsidiaries that are or become parties to a Guarantee Agreement.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (including installment obligations but excluding current accounts payable and other accrued expenses incurred in the ordinary course of business whether via purchase orders, system purchases or otherwise), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but only to the extent of the amount of such Indebtedness secured by such Lien, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person and all obligations of such Person under Synthetic Leases, (i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty, (j) all obligations of such Person in respect of Hedging Agreements reflected on a balance sheet of such Person, (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and (l) all obligations of such Person arising with respect to Capital Stock that is mandatorily redeemable by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

     "INDEMNITEE" has the meaning assigned to such term in Section 10.03(b).

     "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated April 2002 relating to the Company and the Transactions.

     "INTEREST COVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended as of such date to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters of the Company most recently ended as of such date.

     "INTEREST ELECTION REQUEST" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06.

     "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each calendar month, (b) with respect to any Eurocurrency Loan or Local Rate Loan with an Interest Period of three months or less, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Loan or Local Rate Loan with an Interest Period of greater than three months, that day three months after the first day of such Interest Period and the last day of such Interest Period, and (c) with respect to any Swingline Loan, the Swingline Loan Maturity Date.

     "INTEREST PERIOD" means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; (b) with respect to any Money Market Borrowing, the period commencing on the date of such Borrowing and ending on a date no later than 10 Business Days thereafter, as the Company may elect; and (c) with respect to any Local Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date set forth on Schedule 2.03; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing or Local Rate Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "ISSUING BANK" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "JOINT VENTURE" means any corporation, partnership, limited liability company or other legal entity or arrangement in which the Company or any Subsidiary has an equity investment and direct or indirect Control.

     "JUDGMENT CURRENCY" has the meaning assigned to such term in Section 10.14(b).

     "LC DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "LC EXPOSURE" means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender and each Local Fronting Lender.

     "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

     "LEVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended as of such date.

     "LIBO RATE" means, with respect to any Eurocurrency Borrowing in any Committed Eurocurrency for any Interest Period, the rate appearing on Page 3750 for such Committed Eurocurrency of the Dow Jones Market Service (formerly known as the Telerate Service) (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in such Committed Eurocurrency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in such Committed Eurocurrency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in such Committed Eurocurrency in amounts comparable to such Eurocurrency Borrowing for a maturity comparable to such Interest Period are offered by the principal London office of the Person then serving as the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LOAN DOCUMENTS" means this Agreement, each Borrowing Subsidiary Agreement, each Guarantee Agreement, each Security Document, each promissory note issued pursuant to Section 2.08(e) and each Hedging Agreement between a Loan Party and a Lender, as each may be amended or supplemented from time to time.

     "LOAN PARTIES" means the Company, the Borrowing Subsidiaries and the Guarantors.

     "LOANS" means the loans made by the Lenders to the Borrowers pursuant to this Agreement including Revolving Loans, Swingline Loans and Local Loans.

     "LOCAL EXPOSURE" means, at any time, the aggregate principal amount of Local Loans outstanding at such time. The Local Exposure of any Lender at any time shall be its Applicable Percentage of the total Local Exposure at such time.

     "LOCAL LOAN" means a Loan made pursuant to Section 2.03.

     "LOCAL FRONTING LENDER" means, with respect to a particular jurisdiction listed on Schedule 2.03, the Lender (acting in its capacity as a lender of Local Loans hereunder) from time to time set forth opposite such jurisdiction thereon.

     "LOCAL RATE" means, with respect to any Local Rate Loan, the rate of interest set forth on Schedule 2.03.

     "LOCAL TIME" means (a) with respect to any Revolving Loan or Swingline Loan denominated in Dollars, New York City time, (b) with respect to any Revolving Loan or Swingline Loan denominated in an Alternative Currency, London time and
(c) with respect to any Local Loan, the time of the principal financial center of the country of domicile of the applicable Borrowing Subsidiary.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform, or the enforceability against any Loan Party of, any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

     "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $6,000,000 individually or $10,000,000 in the aggregate. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "MATURITY DATE" means July 12, 2005.

     "MAXIMUM RATE" has the meaning assigned to such term in Section 10.13.

     "MONEY MARKET", when used in reference to any Loan or Borrowing, refers to whether such Loan or the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Money Market Rate.

     "MONEY MARKET RATE" means the quoted rate per annum offered by the Swingline Lender to the Company, which quote shall be requested by the Company in no event later than 11:00 a.m., Local Time, one Business Day before the relevant date of Borrowing.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "OBLIGATIONS" means the obligations of each of the Borrowing Subsidiaries under this Agreement and the Borrowing Subsidiary Agreements, whether for principal, interest, guaranties, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise. Without limiting the generality of the foregoing, the definition of "Obligations" includes all amounts that would be owed by each of the Borrowing Subsidiaries to the Lenders and the Administrative Agent under this Agreement and the Borrowing Subsidiary Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Borrowing Subsidiary.

     "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "PARTICIPANT" has the meaning assigned such term in Section 10.04(e).

     "PARTICIPATING MEMBER STATE" means each state so described in any EMU Legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "PERMITTED BUSINESS ACQUISITION" means any acquisition if immediately after giving effect thereto: (a) such acquisition is of all or substantially all the assets of, or shares or other equity interests in, a Person or division or line of business of a Person (or any subsequent investment made in a previously acquired Permitted Business Acquisitions) and relates to the photomask design or manufacturing business, (b) no Default shall have occurred and be continuing or would result therefrom, (c) all transactions related thereto shall be consummated in accordance with applicable laws, (d) any acquired or newly formed corporation, partnership or limited liability company shall be a Wholly-Owned Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 5.09 shall have been taken and (e) the Company shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 recomputed as at the last day of the most recently ended fiscal quarter of the Company as if, for the purposes of calculating Consolidated Indebtedness, Consolidated Senior Indebtedness and Consolidated Interest Expense, but not for the purposes of calculating Consolidated Net Income and Consolidated EBITDA, such acquisition and related financings or other transactions had occurred on the first day of the period for testing such compliance, and, if the consideration paid for such acquisition and series of related investments exceeds $10,000,000, then the Company shall have delivered to the Administrative Agent and the Lenders an officers' certificate to such effect, together with all relevant financial information for such Person (or part thereof).

     "PERMITTED ENCUMBRANCES" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days, (ii) do not exceed $3,000,000 individually or $5,000,000 in the aggregate or (iii) are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "PERMITTED INVESTMENTS" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within three years from the date of acquisition thereof;

          (b) investments in commercial paper maturing within one year from the date of acquisition thereof and either issued by a Lender or having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (e) investments in tax exempt obligations of any state of the United States of America or any municipality thereof maturing within three years of the date of acquisition thereof and which is rated "A1" or higher by Moody's or "AA" or higher by S & P;

          (f) investments in auction rate preferred stock maturing within 180 days of the date of acquisition thereof and which is rated "A1" or higher by Moody's or "AA" or higher by S & P;

          (g) investments in fixed income securities maturing within one year of the date of acquisition thereof and which are rated "A" or higher by Moody's or S & P;

          (h) to the extent the aggregate amount of such investments does not exceed 10% of Permitted Investments, investments in fixed income securities maturing within two years of the date of acquisition thereof and which are rated between "BBB-" and "BBB+" by S & P; and

          (i) investments in money market mutual funds having assets in excess of $1,000,000,000 whose sole investments are securities described in clauses (a) through (e) above.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PHOTRONICS CHINA" means, collectively, the Subsidiaries that design and manufacture photomasks in Shanghai, People's Republic of China, one of which is currently named Photronics Imaging Technologies (Shanghai) Co., Ltd.

     "PKL" means PKL, Ltd., a Korean corporation.

     "PLAN" means any Domestic Plan or Foreign Plan.

     "PLEDGE AGREEMENT" means each pledge agreement delivered by the Company or any Subsidiary to the Administrative Agent, which pledge agreement shall be substantially in the form of Exhibit G.

     "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "PSMC" means Photronics Semiconductor Mask Corporation, a Republic of China corporation.

     "REGISTER" has the meaning assigned to such term in Section 10.04(c).

     "REGULATION D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "REQUIRED LENDERS" means, at any time while any Loan or Letter of Credit is outstanding, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the total Revolving Credit Exposures at such time and, at any time while no Loan or Letter of Credit is outstanding, Lenders having more than 50% of the sum of the Commitments.

     "RESET DATE" has the meaning assigned to such term in Section 1.05.

     "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Company or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock of the Company or any Subsidiary.

     "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure, Swingline Exposure and Local Exposure.

     "REVOLVING LOAN" means a Loan made pursuant to Section 2.01.

     "S&P" means Standard & Poor's.

     "SECURITY DOCUMENTS" means each Pledge Agreement and each other security document from time to time delivered to the Administrative Agent (including all financing statements, assignments, stock powers and stock certificates).

     "SENIOR LEVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Senior Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended as of such date.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary, including its subsidiaries, which meets any of the following conditions: (a) for the period of four consecutive fiscal quarters of the Company most recently ended, the gross revenues of such Subsidiary (exclusive of revenues derived from sales of such Subsidiary to the Company or another Subsidiary) exceed ten percent (10%) (or, if aggregated with the gross revenues of all other Excluded Subsidiaries, twenty percent (20%)) of the gross revenues of the Company and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP, or
(b) as of the end of the most recently ended fiscal quarter of the Company, the gross assets of such Subsidiary exceed ten percent (10%) (or, if aggregated with the gross assets of all other Excluded Subsidiaries, twenty percent (20%)) of the total assets of the Company and its consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "6% SUBORDINATED NOTE INDENTURE" means the Indenture dated as of May 29, 1997 from the Company to JPMorgan Chase Bank, as Trustee, as in effect on the Effective Date and as amended from time to time in accordance with Section 6.11, pursuant to which the Company issued the 6% Subordinated Notes.

     "6% SUBORDINATED NOTES" means the $103,500,000 6% Convertible Subordinated Notes due June 1, 2004, as in effect on the Effective Date and as amended from time to time in accordance with Section 6.11, issued pursuant to the terms of the 6% Subordinated Note Indenture.

     "SPC" has the meaning assigned to such term in Section 10.04(h).

     "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority with jurisdiction over the Administrative Agent or any Lender (including any branch, affiliate or other funding office thereof making or holding a Loan) for any category of liabilities which includes deposits by reference to which the Base CD Rate, the Adjusted LIBO Rate or any Local Rate in respect of any Borrowing is determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "SUBSIDIARY" means any subsidiary of the Company including any subsidiary of the Company created or acquired by the Company after the date hereof.

     "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "SWINGLINE LENDER" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

     "SWINGLINE LOAN" means a Loan made pursuant to Section 2.02.

     "SWINGLINE LOAN MATURITY DATE" means the maturity date requested by the Company in connection with a Swingline Loan (which date shall in no event be later than the earlier of (a) 10 Business Days after the date of such Borrowing thereof and (b) the Maturity Date).

     "SYNTHETIC LEASE" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

     "TARGET OPERATING DAY" means any day that is not (a) a Saturday or Sunday,
(b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-Time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

     "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority (including, without limitation, the gross business receipts tax payable in the Republic of China).

     "THREE-MONTH SECONDARY CD RATE" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

     "TRANSACTIONS" means the execution, delivery and performance by each of the Company and the Subsidiaries of each of the Loan Documents to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

     "TREATY ON EUROPEAN UNION" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993), as amended from time to time.

     "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Money Market Rate, the Alternate Base Rate or the Local Rate.

     "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares or, if there are legal requirements for more than one shareholder, the minimum number of shares required to comply with such requirement so long as such minimum number does not exceed 1% of the outstanding shares of such Capital Stock) is owned by the Company and/or one or more other Wholly-Owned Subsidiaries.

     "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

     SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

     SECTION 1.05. EXCHANGE RATES. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Alternative Currency and (ii) give notice thereof to the Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 2.02(d), Section 2.03(d), Section 2.06, Section 2.12(i), Section 2.13(e)(ii), Section 10.14, or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Alternative Currencies; and (b) not later than 5:00 p.m., New York City time, on each Reset Date and each Borrowing Date with respect to Loans denominated in an Alternative Currency, the Administrative Agent shall (i) determine the Dollar Equivalent of the Revolving Credit Exposure at such time (after giving effect to any Loans made or repaid on such date) and (ii) notify the Lenders and the Company of the results of such determination.

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. REVOLVING LOANS. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to any Borrower (other than PKL) from time to time during the Availability Period in an aggregate principal amount that will not result in (a) the Dollar Equivalent of such Lender's Revolving Credit Exposure exceeding such

Lender's Commitment or (b) the Dollar Equivalent of the total Revolving Credit Exposures denominated in an Alternative Currency exceeding 60% of the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers (other than PKL) may borrow, prepay and reborrow Revolving Loans. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Loans as required.

          (b) Subject to Section 2.12 and Section 2.13(e), each Revolving Borrowing shall be comprised of ABR Loans (if denominated in Dollars) or Eurocurrency Loans (if denominated in a Committed Eurocurrency), as the applicable Borrower may request in accordance herewith. At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is not less than $1,000,000 (or the Alternative Currency Equivalent thereof) and, in the case of a Borrowing denominated in Dollars, an integral multiple of $100,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $500,000 and an integral multiple of $100,000; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Revolving Borrowings of more than one Type and having more than one Interest Period may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of fifteen Eurocurrency Revolving Borrowings outstanding. Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (c) To request a Revolving Borrowing, a Borrower (other than PKL) shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing and (ii) in the case of an ABR Borrowing, not later than 9:00 a.m., Local Time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with this Section 2.01: (A) the aggregate amount of the requested Borrowing; (B) the date of such Borrowing, which shall be a Business Day; (C) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(D) in the case of a Eurocurrency Borrowing, the currency thereof, which shall be a Committed Eurocurrency; (E) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and (F) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05. Promptly following receipt of a Borrowing Request in accordance with this Section 2.01(c), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

     SECTION 2.02. SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the Swingline Exposure exceeding $10,000,000, (ii) the Dollar Equivalent of the total Revolving Credit Exposures denominated in an Alternative Currency exceeding 60% of the total Commitments, or (iii) the Dollar Equivalent of the total Revolving Credit Exposures exceeding the total Commitments; PROVIDED that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. If the Swingline Lender shall have received written notice that a Default has occurred and is continuing or that the Commitments have been terminated, the Swingline Lender shall not make additional Swingline Loans without the consent of each Lender. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans. Upon request, the Administrative Agent shall provide notice to any Lender of the aggregate principal amount of Swingline Loans and the Dollar Equivalent of the total Swingline Exposures.

          (b) Subject to Section 2.13(e), each Swingline Borrowing shall be comprised of Money Market Loans, as the Company may request in accordance herewith. Each Swingline Borrowing shall be an amount that is not less than $100,000 (or the Alternative Currency Equivalent thereof). There shall not at any time be more than a total of five Swingline Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request any Swingline Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (c) To request a Swingline Borrowing, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 9:00 a.m., Local Time, one Business Day before the date of the proposed Swingline Borrowing. Each such notice shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) the amount of the requested Swingline Loan, (iii) the currency of the requested Swingline Loan (which shall be a Committed Eurocurrency) and (iv) the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period". The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), by remittance to the Issuing Bank) on the requested date of such Swingline Loan by 3:00 p.m., Local Time.

          (d) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, one Business Day before the date of the proposed acquisition of Swingline Loans, require the Lenders to acquire on any Business Day all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans which Lenders will acquire. Upon the acquisition by the Lenders of any such Swingline Loan, all outstanding amounts in respect of such Swingline Loan shall
(i) if not
denominated in Dollars, be deemed to be immediately refinanced by a Revolving Loan in Dollars (at the Exchange Rate in effect on the date of acquisition) and
(ii) bear interest at a rate per annum equal to the interest rate applicable to ABR Borrowings, and the right of the Company to request any further Swingline Borrowings shall be terminated. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon the date of the proposed acquisition of Swingline Loans as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans in Dollars (based on the Exchange Rate in effect on the date of acquisition). Each Lender acknowledges and agrees that its obligation to acquire Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments but excluding additional Swingline Loans made in contravention of Section 2.02(a), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.05 with respect to Revolving Loans made by such Lender (and Section
2.05 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of such Swingline Loan shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

     SECTION 2.03. LOCAL LOANS. (a) Subject to the terms and conditions set forth herein, each Local Fronting Lender severally agrees to make Local Loans to the applicable Borrowing Subsidiary listed on Schedule 2.03 in the Alternative Currency set forth on Schedule 2.03 (except as set forth in Section 2.03(d)) from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the aggregate outstanding principal amount of all Local Loans to such Borrowing Subsidiary exceeding $30,000,000, (ii) in the case of Local Loans to PSMC, the aggregate outstanding principal amount of such Local Loans exceeding 1,000,000,000 New Taiwan dollars, (iii) the Dollar Equivalent of the total Revolving Credit Exposures denominated in an Alternative Currency exceeding 60% of the total Commitments, or (iv) the Dollar Equivalent of the total Revolving Credit Exposures exceeding the total Commitments. If a Local Fronting Lender shall have received written notice that a Default has occurred and is continuing or that the Commitments have been terminated, such Local Fronting Lender shall not make additional Local Loans without the consent of each Lender. Within the foregoing limits and subject to the terms and conditions set forth herein, the applicable Borrowing Subsidiary may borrow, prepay and reborrow Local Loans. At the end of each calendar month and upon request, the Administrative Agent shall provide notice to each Lender of the aggregate principal amount of Local Loans and the Dollar Equivalent of the total Local Exposures.

          (b) Subject to Section 2.12 and Section 2.13(e), each Local Rate Borrowing shall be comprised of Local Rate Loans, as the applicable Borrower may request in accordance herewith. At the commencement of each Interest Period for any Local Rate Borrowing, such Borrowing shall be in an aggregate amount that is not less than $1,000,000 (or the Alternative Currency Equivalent thereof). Local Rate Borrowings having more than one Interest Period may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of five Local Rate Borrowings of any Borrowing Subsidiary outstanding. Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to continue, any Local Rate Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (c) To request a Local Rate Borrowing, the applicable Borrowing Subsidiary shall notify the applicable Local Fronting Lender of such request by telephone (confirmed by telecopy), not later than 10:00 a.m., Local Time, three Business Days before the date of the proposed Local Rate Borrowing. Each such notice shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) the amount of the requested Local Loan, (iii) the amount of the relevant currency of the requested Local Loan (which shall be set forth on Schedule 2.03) and (iv) the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period." The applicable Local Fronting Lender will promptly advise the Administrative Agent of any such notice received from such Borrowing Subsidiary. The applicable Local Fronting Lender shall make each Local Loan available to the applicable Borrowing Subsidiary by means of a credit to the general deposit account of such Borrowing Subsidiary with such Local Fronting Lender on the requested date of such Local Loan by 3:00 p.m., Local Time.

          (d) The applicable Local Fronting Lender may (but shall be required to do so upon the written request of the Required Lenders) by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, two Business Days before the date of the proposed acquisition of participations (or, in the case of Local Loans to PSMC, the proposed acquisition of Local Loans), require the Lenders to acquire participations on any Business Day in all or a portion of the Local Loans outstanding (or, in the case of Local Loans to PSMC, to acquire on any Business Day all or a portion of the Local Loans outstanding) which Local Loans shall be deemed to be immediately refinanced by a Loan in Dollars as set forth below. Such notice shall specify the aggregate amount of Local Loans in which Lenders will participate (or, in the case of Local Loans to PSMC, Local Loans which Lenders will acquire). Upon the acquisition by the Lenders of any participation in any Local Loan (or, in the case of Local Loans to PSMC, the acquisition by the Lenders of any Local Loan), all outstanding amounts in respect of such Local Loan shall be deemed to be immediately refinanced by a Local Loan in Dollars (or, in the case of a Local Loan to PSMC, by a Revolving Loan in Dollars) at the Exchange Rate in effect on the date of acquisition and shall bear interest at a rate per annum equal to the interest rate applicable to ABR Borrowings, and the right of the applicable Borrowing Subsidiary to request any further Local Rate Borrowings from the applicable Local Fronting Lender shall be terminated. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Local Loan or Loans.

Each Lender hereby absolutely and unconditionally agrees, upon the date of the proposed acquisition of participations (or, in the case of Local Loans to PSMC, acquisition of Local Loans) as provided above, to pay to the Administrative Agent, for the account of the applicable Local Fronting Lender, such Lender's Applicable Percentage of all outstanding amounts in respect of such Local Loans in Dollars (based on the Exchange Rate in effect on the date of acquisition). Each Lender acknowledges and agrees that its obligation to acquire participations in Local Loans (or, in the case of Local Loans to PSMC, to acquire Local Loans) pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments but excluding additional Local Loans made in contravention of
Section 2.03(a), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Lender (and Section 2.05 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Local Fronting Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrowing Subsidiary of any Local Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Local Loan shall be made to the Administrative Agent and not to the applicable Local Fronting Lender. Any amounts received by the applicable Local Fronting Lender from the applicable Borrowing Subsidiary in respect of a Local Loan after receipt by the applicable Local Fronting Lender of the proceeds of a sale of participations in such Local Loan (or, in the case of a Local Loan to PSMC, a sale of such Local Loan) shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the applicable Local Fronting Lender, as their interests may appear. The purchase of participations in a Local Loan (or, in the case of a Local Loan to PSMC, the purchase of a Local Loan) pursuant to this paragraph shall not relieve the applicable Borrowing Subsidiary of any default in the payment thereof. Any participation acquired by the Lenders hereunder shall not constitute an assignment of any portion of the applicable Local Fronting Lender's right, title or interest in and to the applicable Local Loan. The Lenders' interest in any participation is an indirect interest and, accordingly, the Lenders shall not be entitled to any rights under the relevant Local Loan, and the Lenders shall not deal directly with, make payments to or receive payments from, the applicable Borrowing Subsidiary.

          (e) A Local Fronting Lender may resign at any time by notifying the Company, the relevant Borrowing Subsidiary and the Administrative Agent, and such Local Fronting Lender may be removed at any time with or without cause by the Company with written notice to such Local Fronting Lender and the Administrative Agent, with such resignation or removal becoming effective on the earlier of (i) the date upon which a Lender reasonably acceptable to the Administrative Agent and the Company is designated as a substitute Local Fronting Lender and (ii) such other date upon which the resigning or removed Local Fronting Lender, the Company and the applicable Borrowing Subsidiary agree; provided that such effective date shall in no event be later than the date which is 30 days following the date upon which such written notice is delivered to or by the Company. Any Local Loans made by such Local Fronting Lender which are outstanding on such termination date shall be due and payable on such termination date.

     SECTION 2.04. LETTERS OF CREDIT. (a) GENERAL. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. If the Issuing Bank shall have received written notice that a Default has occurred and is continuing or that the Commitments have been terminated, the Issuing Bank shall not issue Letters of Credit without the consent of each Lender. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be a Committed Eurocurrency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Equivalent of the LC Exposure shall not exceed $10,000,000, (ii) the Dollar Equivalent of the total Revolving Credit Exposures denominated in an Alternative Currency shall not exceed 60% of the total Commitments, and (iii) the Dollar Equivalent of the total Revolving Credit Exposures shall not exceed the total Commitments.

          (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date not later than one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section in Dollars at the Exchange Rate then in effect on the date of such LC Disbursement, or of any reimbursement payment required to be refunded to the Company for any reason in Dollars at the Exchange Rate then in effect. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments but excluding additional Letters of Credit issued in contravention of Section 2.04(a), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in the same currency in which such LC Disbursement is denominated not later than 11:00 a.m., Local Time, on the Business Day immediately following the date the Company shall have received notice of such LC Disbursement; PROVIDED that, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 or 2.02 that such payment be financed with a Revolving Borrowing or a Swingline Borrowing in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing or Swingline Borrowing. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as Revolving Loans made by such Lender (and Section 2.05 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. Notwithstanding anything to the contrary contained herein, the obligation of a Lender to provide a Loan (or participate in or acquire a Loan) or to reimburse the Issuing Bank with respect to an LC Disbursement shall not exceed such Lender's Applicable Percentage of such LC Disbursement.

          (f) OBLIGATIONS ABSOLUTE. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall be converted to Dollars (at the Exchange Rate then in effect) and bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

     SECTION 2.05. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; PROVIDED that Swingline Loans shall be made as provided in Section 2.02 and Local Loans shall be made as provided in
Section 2.03. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such applicable Borrower maintained with the Administrative Agent, in each case as designated by such applicable Borrower in the applicable Borrowing Request; PROVIDED that Loans made to finance the reimbursement of a Swingline Loan, Local Loan or an LC Disbursement shall be remitted by the Administrative Agent to the Swingline Lender, the applicable Local Fronting Lender or the Issuing Bank.

          (b) Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that (i) any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) unless any Borrower shall request that an Affiliate of a Lender make a Loan, a Lender may not recover for any increased costs under Sections 2.13 or
2.15 incurred solely as a result of an Affiliate of such Lender, rather than such Lender, making a Loan, if, without economic disadvantage to, and consistent with the policies and practices of, such Lender, such Loan could have been made in a manner that would have avoided such increased costs under Section 2.13 or 2.15.

          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay (without duplication) to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (x) the Federal Funds Effective Rate (in the case of a Borrowing in Dollars) and (y) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of a Borrowing in an Alternative Currency) or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If any such amount required to be paid by any Lender or any Borrower is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Lender or such Borrower receives notice from the Administrative Agent, the Administrative Agent shall be entitled to recover from such Lender and such Borrower, on demand, such amount with interest thereon calculated from such due date at the rate set forth in the preceding sentence plus 3%. If a Lender pays its share of such Borrowing with interest thereon to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing as of the date of such Borrowing and the obligations of the applicable Borrower to pay such Loan to the Administrative Agent under this Section 2.05(c) shall terminate.

     SECTION 2.06. INTEREST ELECTIONS. (a) Each Revolving Borrowing and Local Rate Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or Local Rate Borrowing, shall have an initial Interest

Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or Local Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to change the currency or Class of any Borrowing.

          (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.01 or 2.03 if such Borrower were requesting a Revolving Borrowing or Local Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01 or 2.03:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) if the Borrowing to which such Interest Election Request applies is denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

               (iv) if the Borrowing to which such Interest Election Request applies is denominated in an Alternative Currency, whether the resulting Borrowing is to be a Eurocurrency Borrowing or a Local Rate Borrowing; and

               (v) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing or Local Rate Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of the shortest available duration set forth in the definition thereof.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing or Local Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in an Alternative Currency, in which case such Borrowing shall become due and payable on the last day of such Interest Period). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower and the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing and Money Market Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto (and, in the case of a Borrowing denominated in an Alternative Currency, such Borrowing shall be converted into Dollars at the Exchange Rate determined by the Administrative Agent on the last day of the Interest Period applicable thereto).

     SECTION 2.07. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) The Company may at any time terminate, or from time to time reduce, the Commitments; PROVIDED that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $500,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with
Section 2.09, (A) the Dollar Equivalent of the total Revolving Credit Exposures denominated in an Alternative Currency would exceed 60% of the total Commitments or (B) the Dollar Equivalent of the total Revolving Credit Exposures would exceed the total Commitments.

          (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or issuances of debt or equity securities or sale of assets or any line of business, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     SECTION 2.08. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay on the Maturity Date to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan and Local Loan provided by such Lender to such Borrower. The Company hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Swingline Loan Maturity Date; PROVIDED that on each date that a Revolving Borrowing in a specified Committed Eurocurrency is made, the Company shall repay all Swingline Loans in such Committed Eurocurrency then outstanding.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In the event that a Lender requests a promissory note, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. After the delivery of any such promissory note, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.09. PREPAYMENT OF LOANS. (a) Subject to Section 2.14 and the next sentence hereof, any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section. Notwithstanding the foregoing, without the prior consent of the Korean Ministry of Finance and Economy, PKL shall not have the right to prepay more than 20% of the principal amount of any Local Loan prior to one year from the incurrence thereof.

          (b) If (i) the Dollar Equivalent of the total Revolving Credit Exposures denominated in an Alternative Currency exceeds 60% of the total Commitments of the Lenders, (ii) the Dollar Equivalent of the total Revolving Credit Exposures exceeds the total

Commitments, (iii) the Dollar Equivalent of the aggregate outstanding principal amount of all Local Loans to a Borrowing Subsidiary exceeds $30,000,000 or (iv) in the case of Local Loans to PSMC, the aggregate outstanding principal amount of such Local Loans exceeds 1,000,000,000 New Taiwan dollars, the Company, on such day, shall cause the Borrowers to prepay one or more Borrowings, in whole or in part, in an amount sufficient to eliminate such excess.

          (c) The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender and, in the case of prepayment of a Local Loan, the applicable Local Fronting Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, Money Market Borrowing or Local Rate Borrowing, not later than 9:00 a.m., Local Time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 9:00 a.m., Local Time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify (i) the prepayment date, (ii) the principal amount of each Borrowing or portion thereof to be prepaid, (iii) whether the prepayment is of Revolving Loans, Swingline Loans or Local Loans and, if of a combination thereof, the amount of prepayment allocable to each and (iv) whether the prepayment is of Eurocurrency Loans, ABR Loans or Local Rate Loans and, if a combination thereof, the amount of prepayment allocable to each (and, with respect to such Eurocurrency Loans or Local Rate Loans, each tranche thereof); PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.01, 2.02 or 2.03. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

     SECTION 2.10. FEES. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the average daily amount of the Commitment of such Lender, regardless of usage, during the period from and including the date hereof to but excluding the date on which such Commitment terminates; PROVIDED that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; PROVIDED that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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          (b)  The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) As promptly as is practicable following each date upon which a Local Fronting Lender receives a payment of interest under this Agreement on account of Local Loans or participations therein, such Local Fronting Lender shall convert into Dollars (at the Exchange Rate then in effect) the amount equal to the portion of such payment which constitutes the Applicable Rate (or, with respect to each Lender which funded the purchase of a participating interest in such Local Loan pursuant to Section 2.13(d), such Lender's Applicable Percentage of the full amount of such interest payment). In consideration of the agreement of the Lenders to purchase Local Loans or participations therein, each Local Fronting Lender hereby agrees to pay to the Administrative Agent, for the ratable account of each Lender, a risk participation fee in an amount equal to the proceeds received by such Local Fronting Lender from such conversion. Such amount shall be payable to the Administrative Agent in Dollars on the date upon which such Local Fronting Lender receives the proceeds of such conversion.

          (d) On each date upon which any Borrowing Subsidiary pays interest to a Local Fronting Lender hereunder on account of any Local Loan, such Borrowing Subsidiary shall pay to such Local Fronting Lender, for its own account, a local administrative fee in an amount equal to 1.00% per annum on the aggregate principal amount of the Local Loans with respect to which such interest is being paid.

          (e) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

          (f) The Company agrees to pay on the Effective Date to the Administrative Agent, for the account of each Lender, an upfront fee equal to ..300% of such Lender's Commitment.

          (g) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     SECTION 2.11. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) The Loans comprising each Swingline Borrowing shall bear interest at the Money Market Rate for the Interest Period in effect for such Borrowing.

          (d) The Loans comprising each Local Rate Borrowing shall bear interest at the Local Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (e) Notwithstanding the foregoing, immediately upon the occurrence of an Event of Default under Article VII(a), (b), (h) or (i), and in all other cases at the option of the Required Lenders which may be exercised following the occurrence of any other Event of Default, the Loans (and, to the extent permitted by law, overdue interest, fees and other amounts) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (ii) in the case of overdue interest, fees and other amounts, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurocurrency Loan, Money Market Loan or Local Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

          (g) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent and the applicable Local Rate shall be determined by the applicable Local Fronting Lender, and each such determination shall be conclusive absent manifest error.

     SECTION 2.12. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing or Local Rate Borrowing:

          (a) the Administrative Agent or the applicable Local Fronting Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the Local Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders or the applicable Local Fronting Lender that in their (or its) reasonable determination the Adjusted LIBO Rate, the LIBO Rate or the Local Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

          (c) the Administrative Agent or the applicable Local Fronting Lender determines (which determination shall be conclusive absent manifest error) that deposits in the applicable Committed Currency are not generally available, or cannot be obtained by the Lenders or the applicable Local Fronting Lender, in the relevant interbank market, as applicable;

then the Administrative Agent shall give notice thereof to the Company and the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing or Local Rate Borrowing shall be ineffective, and any Eurocurrency Borrowing or Local Rate Borrowing so requested to be continued shall, at the option of the Company or the applicable Borrower, be repaid on the last day of the then current Interest Period with respect thereto or shall be converted to an ABR Borrowing denominated in Dollars at the Exchange Rate determined by the Administrative Agent in accordance with this Agreement on the last day of the then current Interest Period with respect thereto, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) any request by any Borrower for any other Eurocurrency Borrowing or Local Rate Borrowing in the affected Committed Currency shall be ineffective; PROVIDED that (A) if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Types of Borrowings shall be permitted and (B) if the circumstances giving rise to such notice do not affect all applicable currencies, then requests for Eurocurrency Borrowings or Local Rate Borrowings may be made in the currencies that are not affected thereby.

     SECTION 2.13.    INCREASED COSTS; ILLEGALITY.

          (a)  If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in an Adjusted LIBO Rate, a Money Market Rate or a Local Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market (or any other market in which the funding operations of such Lender shall be conducted with respect to any Committed Currency) any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or any Loan or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay or cause the applicable Borrower to pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay or cause the applicable Borrower to pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 and in reasonable detail the basis for such amount and the allocation to the applicable Borrower(s) of such amount shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay or cause the applicable Borrower to pay such Lender or the Issuing Bank, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.13 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) any Change in Law shall make it unlawful for any Lender to make or maintain any Loan or to give effect to its obligations as contemplated hereby with respect to any Loan or any Letter of Credit, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls or the introduction of different types of currency to replace the currency in which such Loan was made) or currency exchange rates which would make it impracticable in such Lender's reasonable determination for any Lender to make or maintain Loans denominated in a particular Committed Currency to, or for the account of, any Borrower, then, by written notice to the Company and the applicable Borrower and to the Administrative Agent:

               (i) such Lender may declare that Loans (in the affected currency or currencies) will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods), whereupon any request for a Borrowing (in the affected currency or currencies) (or to continue a Borrowing (in the affected currency or currencies) for an additional Interest Period) shall, as to such Lender only, be deemed a request for a Loan denominated in Dollars (or a request to convert a Eurocurrency Loan (in the affected currency or currencies) into a Eurocurrency Loan denominated in Dollars or a request to convert a Local Loan (in the affected currency or currencies) into a Loan denominated in Dollars which is to bear interest at a rate per annum equal to the interest rate applicable to ABR Loans, in each case on the last day of the then current Interest Period with respect thereto), unless such declaration shall be subsequently withdrawn;

               (ii) such Lender may require that all outstanding Loans (in the affected currency or currencies) made by it be converted to Loans denominated in Dollars, in which event all such Loans (in the affected currency or currencies) shall be converted to Loans denominated in Dollars as of the effective date of such notice as provided in paragraph (f) below and at the Exchange Rate on the date of such conversion; provided the applicable Borrower shall retain the option to prepay such Loans under Section 2.09 (so long as the Loans of the other Lenders of the same Type, Class, currency and Interest Period are prepaid at the same time) in each affected currency if such affected currency is an Eligible Currency at the time of such prepayment; and

               (iii) in the case of any such change affecting the Issuing Bank's ability to issue, or the Swingline Lender's or any Local Fronting Lender's ability to lend, or any Lender's ability to acquire Local Loans to PSMC and Swingline Loans and acquire participations in Letters of Credit and other Local Loans, such Issuing Bank or such Lender shall declare that Letters or Credit will not thereafter be issued, or Swingline Loans or Local Loans will not thereafter be made, in the affected currency or currencies, whereupon the applicable Borrower shall prepay all such Loans and replace all Letters of Credit in the affected currency or currencies and the affected currency or currencies shall be deemed (for the duration of such unlawfulness or impracticability) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit or the making of Swingline Loans or Local Loans, unless such declaration shall be subsequently withdrawn.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Loans that would have been made by such Lender or the converted Loans of such Lender shall instead be applied to repay the Loans denominated in Dollars, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Loans.

          (f) In addition to any other indemnification or other "gross-up" provisions contained herein, if any law, or any governmental or quasi-governmental rule, regulation, policy, guideline, or directive of any jurisdiction outside of the United States, imposes or deems applicable any reserve, assessment or other charge or cost on any Lender domiciled in the United States and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Loan to a Borrowing Subsidiary not incorporated under the laws of the United States or to reduce the return received by such Lender in connection with any such Loan, then, to the extent that such Lender is not otherwise indemnified (whether pursuant to the definition of the term Statutory Reserve Rate or otherwise) hereunder for same, such Borrowing Subsidiary shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased costs or reduction in the amount received. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lenders setting forth in reasonable detail the basis for such amount and the allocation to the Company and the applicable Borrower shall be delivered to the Company which shall be conclusive absent manifest error.

          (g) For purposes of this Section 2.13, a notice to the Company and the applicable Borrower by any Lender shall be effective as to each Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan or Local Rate Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Company and the applicable Borrower.

     SECTION 2.14. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurocurrency Loan, Money Market Loan or Local Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan, Money Market Loan or Local Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the conversion of a Alternative Currency Loan to a Dollar denominated Loan pursuant to Section 2.02(d), 2.03(d), 2.12(i) or 2.13(e)(ii), (d) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c) and is revoked in accordance therewith), or (e) the assignment of any Eurocurrency Loan, Money Market Loan or Local Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.17, then, in any such event, the Company and the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, Money Market Loan or Local Rate Loan, such loss, cost or expense to any

Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan, had such event not occurred, at the Adjusted LIBO Rate (in the case of a Eurocurrency Loan), at the Money Market Rate (in the case of a Money Market Loan) or at the Local Rate (in the case of a Local Rate Loan) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable amount, in the same currency and for the same period from other banks in the relevant interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and the applicable Borrower and shall be conclusive absent manifest error. The Company shall pay or shall cause the applicable Borrower to pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.15. TAXES. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including, without limitation, the payments of the risk participation fee and other payments by any Local Fronting Lender for the benefit of the Lenders under
Section 2.03(d) or 2.10(c)) shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower (or any Local Fronting Lender to which such Borrower shall have made such payments) shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by such Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to such Local Fronting Lender and to additional sums payable under this Section 2.15) the Administrative Agent, a Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. For the avoidance of doubt, no Local Fronting Lender shall be obligated to make any additional sums payable hereunder unless and until it receives such sums from the relevant Borrower hereunder.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The applicable Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, any Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of any relevant jurisdiction or any treaty to which such relevant jurisdiction is a party, with respect to payments under this Agreement shall, assuming reasonable prior written notification by the applicable Borrower to such Lender of the existence of such law or treaty, deliver to the Company and the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding.

          (f) If a Lender, the Issuing Bank or the Administrative Agent receives a refund from a taxing authority in respect of any Indemnified Taxes or Other Taxes for which it has been indemnified by a Borrower, or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.15, it shall within 10 days from the date of such receipt pay over the amount of such refund to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Borrower under this Section
2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender, the Issuing Bank or the Administrative Agent and without interest (other than interest paid by the relevant taxing authority with respect to such refund); provided, however, that each Borrower upon the request of such Lender, the Issuing Bank or the Administrative Agent agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender, the Issuing Bank or the Administrative Agent in the event such Lender, the Issuing Bank or the Administrative Agent is required to repay such refund to such taxing authority.

          (g) Nothing contained in this Section 2.15 shall require any Lender, the Issuing Bank or Administrative Agent to make available its tax returns or any other information relating to Taxes or Other Taxes that such Lender, the Issuing Bank or Administrative Agent deems to be confidential; provided, however, that any Taxes or Other Taxes shall, to the extent resulting from such Lender's, the Issuing Bank's or the Administrative Agent's failure to make available any such tax returns, be deemed to be Excluded Taxes.

     SECTION 2.16. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such office as shall be specified by the Administrative Agent, except payments to be made directly to the Issuing Bank, the Swingline Lender or any Local Fronting Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension at the same rate then in effect with respect thereto. All payments of principal and interest (but not fees, which shall be payable in Dollars) hereunder shall be made in the applicable Committed Currency, except as otherwise expressly provided herein. To the extent that any jurisdiction having regulatory authority over a Borrower imposes numerical limitations on capital remittances outside such jurisdiction or foreign exchange transfers, such Borrower agrees at all times to reserve sufficient capacity within such limitations to repay, in full, all amounts owing by such Borrower hereunder and under the other Loan Documents.

          (b) In relation to the payment of any amount denominated in the euro, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit) to the account of any Lender in the principal financial center in the Participating Member State which such Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (b), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

          (c) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Participating Member State shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; PROVIDED, that if any Loan in the currency of such state is outstanding on such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

          (d) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties; provided, however, that any payments received on account of a Local Loan shall be applied to the payment of principal, interest, fees and other amounts owing on account of such Local Loan, as the case may be, with any balance after the payment in full of such Local Loan being (to the extent permitted under applicable law) applied by the Administrative Agent to other amounts owing hereunder.

          (e) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Credit Exposures resulting in such Lender receiving payment of a greater proportion (based on the Revolving Credit Exposures of such Lender as a percentage of the aggregate Revolving Credit Exposures of all Lenders) of the aggregate amount of its Revolving Credit Exposures and accrued interest thereon than the proportion (based on the Revolving Credit Exposures of such other Lender as a percentage of the aggregate Revolving Credit Exposures of all Lenders) received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposures; PROVIDED that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to such Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (f) Unless the Administrative Agent shall have received notice from the Company or applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) in the case of a Borrowing or an LC Disbursement in Dollars, at the Federal Funds Effective Rate and (ii) in the case of a Borrowing in an Alternative Currency, at the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount. If any such amount required to be paid by any Lender or the Issuing Bank is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Lender or Issuing Bank receives notice from the Administrative Agent, the Administrative Agent shall be entitled to recover from such Lender or Issuing Bank, on demand, such amount with interest thereon calculated from such due date at the rate set forth in the preceding sentence plus 3%.

          (g) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(c), 2.04(d) or (e), 2.05(b) or 2.16(f), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.17. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if the requisite approvals under the Korean Foreign Exchange Transaction Regulations for the provision of Loans by any Lender to PKL in accordance with the terms hereof shall have not been obtained, then each affected Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.13 or 2.15, as the case may be, in the future, (ii) would allow for Loans to be made to PKL without approval under the Korean Foreign Exchange Transaction Regulations and (iii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. If the requisite approvals under the Korean Foreign Exchange Transaction Regulations are not obtained and the designation or assignment to a different lending office would still require approval under the Korean Foreign Exchange Transaction Regulations, each Lender shall use reasonable efforts (including, without limitation, the creation of subfacilities hereunder) to allow for Loans to be made to PKL without approval under the Korean Foreign Exchange Transaction Regulations.

          (b) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is not permitted to make Loans to PKL hereunder, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender does not approve any currency as a Committed Eurocurrency, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank, the Swingline Lender and each Local Fronting Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

     SECTION 2.18. BORROWING SUBSIDIARIES. On or after the Effective Date, the Company may designate PKL, PSMC and/or any Wholly-Owned Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by PKL, PSMC or such Subsidiary and the Company, and upon such delivery PKL, PSMC or such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. The Company may cause any Borrowing Subsidiary to cease to be a party to this Agreement by executing and delivering to the Administrative Agent a Borrowing Subsidiary Termination with respect to PKL, PSMC or such Subsidiary, whereupon PKL, PSMC or such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the foregoing, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan made directly to such Borrowing Subsidiary shall be outstanding hereunder; provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary's right to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

     SECTION 2.19. ADDITIONAL LENDERS. Subject to the consent of the Administrative Agent, the Issuing Bank, the Swingline Lender and each Local Fronting Lender, at any time subsequent to the date that at least 50% of the original principal amount of the 6% Subordinated Notes shall have been converted into Capital Stock of the Company, the Company may request that the existing Lenders increase their respective Commitments and/or that additional Lenders be added to this Agreement until such time as the aggregate Commitments are equal to $125,000,000. Each existing Lender shall have the right (but not the obligation) to increase its Commitment based on its Applicable Percentage (with a pro rata right of overallotment extended to the existing Lenders) on the same terms and conditions being offered to any additional Lenders. Schedule 2.01 shall be automatically amended to reflect any existing Lender's increased Commitment. By its signature of a counterpart hereof (and subsequent to its delivery of a completed Administrative Questionnaire to the Administrative Agent), each additional Lender shall be a "Lender" for all purposes hereunder and Schedule 2.01 shall be automatically amended to reflect such additional Lender's Commitment. Upon increasing its Commitment or becoming a "Lender" hereunder, each Lender shall automatically be responsible for its Applicable Percentage of the Revolving Credit Exposure and shall pay to the Administrative Agent its Applicable Percentage of the Revolving Loans which shall then be applied to prepay amounts outstanding to the other Lenders in accordance with
Section 2.09 and subject to compensation of the Lenders pursuant to
Section 2.14.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Each Borrower (as to itself and its subsidiaries) represents and warrants to the Lenders that:

     SECTION 3.01. ORGANIZATION; POWERS. Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its property and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Schedule 3.01 sets forth the correct and complete list of each Subsidiary indicating (a) its jurisdiction of organization, (b) its ownership (by holder and percentage interest), (c) its business and primary geographic scope of operation and (d) whether such Subsidiary is a Significant Subsidiary.

     SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate, partnership or limited liability company powers and have been duly authorized by all necessary corporate, partnership or limited liability company and, if required, stockholder, partner or member action. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require the Company or any Subsidiary to obtain or make any conswent or approval of, registration or filing with, or other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (b) will not violate any law or regulation applicable to the Company or any Subsidiary, or the charter, by-laws or other organizational documents of the Company or any Subsidiary, or any order of any Governmental Authority applicable to the Company or any Subsidiary, except as to any law, regulation or order the violation of which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, except for any such violations, defaults or rights to require payment that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries. No exchange control law or regulation materially restricts any Borrower from complying with its obligations in respect of any Loan or Letter of Credit denominated in a Committed Currency.

     SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Company has heretofore furnished to the Lenders the consolidated balance sheets of the Company and its consolidated Subsidiaries and the related statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended October 31, 2001, October 31, 2000 and October 31, 1999, such consolidated financial statements being reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended April 30, 2002, certified by its chief financial officer. Such

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

financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since April 30, 2002, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

     SECTION 3.05. PROPERTIES. (a) Each of the Company and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business reflected in the financial statements described in Section 3.04, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Except as set forth on Schedule 3.05, each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, patents and other intellectual property material to its business, the use thereof by the Company and the Subsidiaries, to the knowledge of any Borrower, does not materially infringe upon the rights of any other Person, and, to the knowledge of any Borrower, no other Person has materially infringed upon the rights of the Company and the Subsidiaries thereto.

     SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened in writing against or affecting the Company or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than as set forth on Schedule 3.06) or (ii) that involve this Agreement, any other Loan Document or the Transactions.

          (b) Except as set forth on Schedule 3.06 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 3.06 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any such law, regulation, order, indenture, agreement or other instrument, except for any such default that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Company nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.09. TAXES. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in conformity with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000, the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000, the fair market value of the assets of all such underfunded Plans.

     SECTION 3.11. DISCLOSURE. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 3.12. FEDERAL RESERVE REGULATIONS. (a) Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of buying or carrying Margin Stock (as defined under Regulation U).

          (b) No part of the proceeds of any Loan, and no Letter of Credit, will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     SECTION 3.13. SENIOR INDEBTEDNESS. The obligations of the Company hereunder and under the other Loan Documents constitute "Senior Indebtedness" under and as defined in the 4 3/4% Subordinated Note Indenture and the 6% Subordinated Note Indenture.

     SECTION 3.14. SOLVENCY. Immediately after the consummation of the Transactions (a) the fair value of the assets of each Borrower and each Loan Party that is a Significant Subsidiary at a fair valuation will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Borrower and each Loan Party that is a Significant Subsidiary will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, considering all financing alternatives and potential asset sales reasonably available to such Borrower or Loan Party; (c) each Borrower and each Loan Party that is a Significant Subsidiary will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, considering all financing alternatives and potential asset sales reasonably available to such Borrower; and (d) each Borrower and each Loan Party that is a Significant Subsidiary will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent (or its counsel) shall have received from each of the Guarantors either (i) a counterpart of the Guarantee Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Guarantee Agreement) that such party has signed a counterpart of the Guarantee Agreement.

          (c) The Administrative Agent (or its counsel) shall have received from each of the Company and the Subsidiaries, as applicable, either (i) a counterpart of each Security Document signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of such Security Document) that such party has signed a counterpart of such Security Document. The Administrative Agent shall have received stock certificates representing 65% of the outstanding voting Capital Stock of each of the Foreign Subsidiaries subject to a Pledge Agreement together with undated stock powers executed in blank. The Administrative Agent for its benefit and the ratable benefit of the Lenders shall have a legal, valid and enforceable perfected first-priority Lien on the Collateral.

          (d) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of James Eder, Esq., local United Kingdom counsel, local Korean counsel and local Republic of China counsel, counsel for the Loan Parties, substantially in the form of Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4, respectively, and covering such other matters relating to the Loan Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

          (e) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

          (h) All consents, approvals and filings necessary to be obtained from or made to any Governmental Authority or other Person in connection with the financing contemplated hereby and the continuing operation of the Company and the Subsidiaries shall have been obtained or made and be in full force and effect, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to

Section 10.02) at or prior to 3:00 p.m., New York City time, on July 12, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except that any representation or warranty limited by its terms to a specific date shall be true and correct as of such specific date.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and there are no laws, rules, regulations or orders that would cause the making or maintaining of such Loan or such Letter of Credit to be unlawful or otherwise unenforceable.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

     SECTION 4.03. EACH BORROWING SUBSIDIARY CREDIT EVENT. The obligation of each Lender to make Loans hereunder to any Borrowing Subsidiary that becomes a party hereto on or after the Effective Date is subject to the satisfaction of the following additional conditions:

          (a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of such Borrowing Subsidiary's Borrowing Subsidiary Agreement or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page thereof) that such party has signed a counterpart of such Borrowing Subsidiary Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent), substantially in the form of Exhibit C, and covering such other matters relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement as the Required Lenders shall reasonably request.

          (c) All consents, approvals and filings necessary or as the Administrative Agent or the applicable Local Fronting Lender may request to be obtained from or made to any Governmental Authority (including, without limitation, prior to any Borrowing by PKL, any filings or approvals required under the Korean Foreign Exchange Transaction Regulations) or other Person in connection with and/or with respect to the Transactions relating to such Borrowing Subsidiary shall have been obtained and be in full force and effect, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any

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burdensome conditions and in form and substance reasonably satisfactory to the
Administrative Agent, the applicable Local Fronting Lender and their respective counsel.

          (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions relating to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement and such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

     SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Company, the audited consolidated and unaudited consolidating balance sheets of the Company and its consolidated Subsidiaries, related audited consolidated and unaudited consolidating statements of operations and stockholders' equity and related audited consolidated statements of cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, such consolidated financial statements being reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the unaudited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries, related unaudited consolidated and consolidating statements of operations and related unaudited consolidated statements of cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding date or period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

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

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 and
(iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) within 90 days of the commencement of each fiscal year of the Company, projected consolidated balance sheets, income statements and cash flow statements of the Company and its consolidated Subsidiaries for such fiscal year;

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

          (g) promptly following any request therefor, such other information regarding the operations, business, affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Subsidiaries in an aggregate amount exceeding $1,000,000; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

     SECTION 5.04. PAYMENT OF OBLIGATIONS. The Company will, and will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Company will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities; provided that, with respect to each of the Foreign Subsidiaries, such entries may be made in accordance with generally accepted accounting principles in effect in its jurisdiction of organization until such time that such entries are consolidated with the entries of the Company and the Domestic Subsidiaries. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 5.07. COMPLIANCE WITH LAWS. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.08. USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the Loans will be used only for general corporate purposes (including working capital, capital expenditures, Permitted Acquisitions and the repayment of Indebtedness permitted under Section 6.06(b)). No part of the proceeds of any Loan, and no Letter of Credit, will be used, whether directly or

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

indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support obligations of the Company incurred in the ordinary course of business.

     SECTION 5.09. ADDITIONAL GUARANTORS. (a) Except to the extent that such Guarantee by a Foreign Subsidiary would result in adverse tax consequences to the Company, promptly upon any Subsidiary becoming a Significant Subsidiary or a Borrowing Subsidiary, the Company will (i) cause such Subsidiary to guarantee the obligations under the Loan Documents, pursuant to a Guarantee substantially in the form of the Guarantee Agreement and (ii) deliver such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Company pursuant to Article IV or as the Administrative Agent shall have reasonably requested.

          (b) If the Guarantee of a Foreign Subsidiary is limited under Section 5.09(a), promptly upon any Foreign Subsidiary becoming a Significant Subsidiary, the Company will (i) cause 65% of the voting Capital Stock of such Foreign Subsidiary to be pledged and delivered to the Administrative Agent for its benefit and the ratable benefit of the Lenders, pursuant to the Pledge Agreement and (ii) deliver such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Company pursuant to Article IV or as the Administrative Agent shall have reasonably requested.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

     SECTION 6.01. INDEBTEDNESS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (a)  Indebtedness created hereunder;

          (b)  Indebtedness existing on the date hereof and set forth in
Schedule 6.01, and any extensions, renewals or replacements of any such Indebtedness (other than Consolidated Subordinated Indebtedness), provided that the principal amount does not increase;

          (c) Indebtedness of the Company to any Wholly-Owned Subsidiary or of any Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary, in each case incurred in the ordinary course of business and either consistent with past practices or for cash management purposes; PROVIDED that, upon request of the Required Lenders, such Indebtedness shall be evidenced by a promissory note in form and substance reasonably acceptable to the Required Lenders;

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

          (d) Indebtedness of the Company or any Subsidiary (other than PKL or Photronics China) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and obligations under Synthetic Leases, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $20,000,000 at any time outstanding;

          (e) Indebtedness of PKL or Photronics China incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and obligations under Synthetic Leases, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $35,000,000 at any time outstanding;

          (f) Indebtedness of the Company or any Subsidiary as an account party in respect of trade letters of credit;

          (g) Consolidated Subordinated Indebtedness so long as, after giving effect to the incurrence thereof, no Default shall have occurred and be continuing and the Company shall be in compliance, on a pro forma basis after giving effect to such incurrence, with the covenants contained in Sections 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 recomputed as if such incurrence had occurred on the first day of the period for testing such compliance; and

          (h) (i) Indebtedness of the Company or any Subsidiary under any Hedging Agreement otherwise permitted under Section 6.05, (ii) the Guarantee of any Loan Party of any such Indebtedness and (iii) the Guarantee of any Loan Party of the obligations of PSMC, PKL or any of their respective subsidiaries under any Hedging Agreement entered into in the ordinary course of business.

     SECTION 6.02. LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Permitted Encumbrances;

          (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

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

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (d) or clause (e) of Section 6.01, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, and
(iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and

          (d) any Lien on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (d) or clause (e) of Section 6.01, (ii) such Lien and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the direct costs and 80% of the direct and indirect costs of acquiring, constructing or improving such fixed or capital assets and (iv) such Lien shall not apply to any other property or assets of the Company or any Subsidiary.

     SECTION 6.03. FUNDAMENTAL CHANGES. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or (whether now owned or hereafter acquired) or sell, transfer, lease or otherwise dispose of any Capital Stock of any Subsidiary, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person may merge into any Wholly-Owned Subsidiary in a transaction in which the surviving entity is a Wholly-Owned Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to a Wholly-Owned Subsidiary; PROVIDED that, upon request of the Required Lenders, any deferred purchase price shall be evidenced by a promissory note in form and substance reasonably acceptable to the Required Lenders, (iv) the Company or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the extent permitted by Section 6.07(c) and (v) any Subsidiary other than a Borrowing Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION 6.04. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Company will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (or material portion thereof), except:

          (a)  Permitted Investments;

          (b) with respect to any Foreign Subsidiary, direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the government of the country in which such Foreign Subsidiary is organized or has its principal place of business, in each case maturing within one year from the date of acquisition thereof, so long as the aggregate amount of all such obligations for all Foreign Subsidiaries does not exceed $5,000,000 in the aggregate at any time outstanding;

          (c) loans, advances or investments existing on the date hereof by the Company and the Subsidiaries to or in their respective subsidiaries;

          (d) loans or advances made after the Effective Date by the Company to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary; PROVIDED that, upon request of the Required Lenders, such loans or advances shall be evidenced by a promissory note in form and substance reasonably acceptable to the Required Lenders;

          (e) Guarantees constituting Indebtedness permitted by Section 6.01 and Guarantees by the Company of rental obligations or accounts payable of any Subsidiary;

          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (g)  investments made in connection with a sale of assets permitted by
Section 6.07 to the extent of the non-cash consideration received by the Company or a Subsidiary;

          (h) Permitted Business Acquisitions so long as (i) the aggregate consideration (including the concurrent repayment or assumption of any indebtedness and related investments) paid by the Company and the Subsidiaries in respect of any such Permitted Business Acquisition (A) consists solely of Capital Stock of the Company or (B) in all other circumstances does not exceed $50,000,000, and (ii) the aggregate consideration (including the concurrent repayment or assumption of any indebtedness and related investments) paid by the Company and the Subsidiaries in respect of such Permitted Business Acquisition and all prior Permitted Business Acquisitions during the same fiscal quarter of the Company and the prior three fiscal quarters of the Company does not exceed $100,000,000 (exclusive of Permitted Business Acquisitions completed prior to the Effective Date and, to the extent completed prior to December 31, 2002, the acquisition of up to an additional 7% of the outstanding shares of Capital Stock of PKL);

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          (i)  investments by the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.04;

          (j) investments by the Company or any Subsidiary after the Effective Date in Joint Ventures that do not exceed $25,000,000 in the aggregate at any time outstanding; and

          (k) investments in addition to those permitted by (a) through (j) by the Company or any Subsidiary (including investments made to meet minimum capital requirements of foreign jurisdictions) that do not exceed $5,000,000 in the aggregate for the Company and all Subsidiaries at any time outstanding.

     SECTION 6.05. HEDGING AGREEMENTS. The Company will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

     SECTION 6.06. RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS. (a) The Company will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Company may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock, (ii) Subsidiaries may declare and pay cash dividends to the Company or any Wholly-Owned Subsidiary with respect to its Capital Stock and Wholly-Owned Subsidiaries may redeem for cash shares of Capital Stock held by the Company or any other Wholly-Owned Subsidiary, (iii) the Company may make Restricted Payments, not exceeding $1,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, and (iv) so long as at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, the Company or any Subsidiary may make Restricted Payments in an aggregate amount not to exceed $10,000,000 for the Company and all Subsidiaries during any fiscal year of the Company.

          (b) The Company will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

               (i)    payment of Indebtedness created under the Loan Documents;

               (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness (subject to any subordination provisions thereof);

               (iii) prepayment at the consummation of a Permitted Business Acquisition of Indebtedness assumed in connection with such Permitted Business Acquisition;

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               (iv)   prepayment, purchase, redemption, retirement or other
          acquisition of the 4 3/4% Subordinated Notes and the 6% Subordinated Notes by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its non-mandatorily redeemable Capital Stock or from a substantially concurrent incurrence of Consolidated Subordinated Indebtedness (including mandatorily redeemable Capital Stock of the Company) within 90 days of such issuance or incurrence;

               (v) so long as at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, prepayment, purchase, redemption, retirement or other acquisition in cash of the 6% Subordinated Notes; and

               (vi) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

     SECTION 6.07. DISPOSITION OF ASSETS. The Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Capital Stock, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b)  sales, transfers and dispositions permitted by Section 6.03;

          (c) sales, transfers and dispositions in the ordinary course of business to the Company or any Subsidiary;

          (d) so long as the Company will continue to own and Control more than 50% of the ordinary voting and economic power of PSMC, sales of up to 7,000,000 shares of the common stock of PSMC (as equitably adjusted for stock splits, stock dividends and the like); and

          (e) sales, transfers and dispositions of assets (other than Capital Stock of a Subsidiary) that are not permitted by any other clause of this
Section 6.07; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (e) shall not exceed $30,000,000 during the same fiscal quarter of the Company and the prior three fiscal quarters of the Company;

provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value.

     SECTION 6.08. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) in addition to transactions set forth in Schedule 6.08, transactions with Constantine Macricostas or Affiliates

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controlled by him not exceeding $6,000,000 in the aggregate, (c) Indebtedness permitted by Sections 6.01(b) and 6.01(c), investments permitted by Section 6.04 and fundamental changes permitted by Section 6.03 so long as each such transaction is at a price and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (d) transactions between or among the Company and the Guarantors not involving any other Affiliate, (e) any Restricted Payment permitted by Section 6.06, (f) transactions existing on the date hereof and set forth in Schedule 6.08 and (g) any Affiliate who is an individual may serve as a director, officer or employee of the Company or such Subsidiary and receive compensation (including stock options) for his or her services in such capacity.

     SECTION 6.09. RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement) that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(d) or 6.01(e) if such restrictions or conditions apply only to the property or assets securing such Indebtedness or the Subsidiary owning such property or assets, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and
(vi) clause (b) of the foregoing shall not apply to restrictions or conditions imposed by the organizational documents of any Joint Venture to the extent that an investment in such Joint Venture is permitted by Section 6.04(j).

     SECTION 6.10. ISSUANCES OF CAPITAL STOCK BY SUBSIDIARIES. The Company will not permit any Subsidiary to issue any additional shares of its Capital Stock other than (a) to the Company or a Wholly-Owned Subsidiary, (b) any such issuance that does not change the Company's direct or indirect percentage ownership interest in such Subsidiary, (c) any such issuance that is permitted pursuant to Section 6.03 or 6.04 and (d) any such issuance by PKL or PSMC so long as the Company continues to own and control more than 50% of the voting and economic power of such Subsidiary.

     SECTION 6.11. AMENDMENT OF MATERIAL DOCUMENTS. The Company will not, and will not permit any Subsidiary to, amend, modify or waive (a) any of its rights under its certificate of incorporation, by-laws or other organizational documents, in each case in any respect adverse to the Lenders or (b) any of the terms of any Consolidated Subordinated Indebtedness (including, without limitation, the terms contained in the 4 3/4% Subordinated Note

Indenture, the 4 3/4% Subordinated Notes, the 6% Subordinated Note Indenture and the 6% Subordinated Notes), in each case in any respect adverse to the Lenders (for the purposes of this Section 6.11(b) and without limitation of the scope of the definition of "adverse", any amendment to increase the principal amount, the interest rate or fees or other amounts payable, to advance the dates upon which payments are made or to alter any subordination provision (or any definition related thereto) shall be deemed to be "adverse").

     SECTION 6.12. BORROWING SUBSIDIARIES. The Company will not cease to own, directly or indirectly, and Control 100% (other than directors' qualifying shares) of the ordinary voting and economic power of any Borrowing Subsidiary other than PKL and PSMC in respect of which the Company will continue to own and Control more than 50%.

     SECTION 6.13. INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio as determined as of the end of each fiscal quarter of the Company to be less than 3.00 to 1.00.

     SECTION 6.14. CONSOLIDATED NET WORTH. The Company will not permit Consolidated Net Worth at any time to be less than the sum of (a) $270,000,000 plus (b) the aggregate sum of the Fiscal Quarter Net Worth Increase Amounts calculated for each fiscal quarter of the Company.

     SECTION 6.15. LEVERAGE RATIO. So long as any of the 6% Subordinated Notes is outstanding, the Company will not permit the Leverage Ratio as determined as of the end of each fiscal quarter of the Company to be greater than the applicable ratio set forth in the following table:

       -------------------------------------------------------------------------------------------
              IF SUCH FISCAL QUARTER ENDS ON:                      APPLICABLE RATIO
       -------------------------------------------------------------------------------------------
                       July 31, 2002                                 3.75 to 1.00
       -------------------------------------------------------------------------------------------
                     October 31, 2002                                3.50 to 1.00
       -------------------------------------------------------------------------------------------
                     January 31, 2003                                3.25 to 1.00
       -------------------------------------------------------------------------------------------
                      April 30, 2003                                 3.00 to 1.00
       -------------------------------------------------------------------------------------------
                       July 31, 2003                                 2.75 to 1.00
       -------------------------------------------------------------------------------------------
              October 31, 2003 and thereafter                        2.50 to 1.00
       -------------------------------------------------------------------------------------------

     SECTION 6.16. POST-CONVERSION LEVERAGE RATIO. On and after the date that none of the 6% Subordinated Notes are outstanding, the Company will not permit the Leverage Ratio as determined as of the end of each fiscal quarter of the Company to be greater than the applicable ratio set forth in the following table:

       -------------------------------------------------------------------------------------------
              IF SUCH FISCAL QUARTER ENDS ON:                      APPLICABLE RATIO
       -------------------------------------------------------------------------------------------
                       July 31, 2002                                 2.75 to 1.00
       -------------------------------------------------------------------------------------------
                     October 31, 2002                                2.50 to 1.00
       -------------------------------------------------------------------------------------------
                     January 31, 2003                                2.50 to 1.00
       -------------------------------------------------------------------------------------------
                      April 30, 2003                                 2.25 to 1.00
       -------------------------------------------------------------------------------------------
                       July 31, 2003                                 2.00 to 1.00
       -------------------------------------------------------------------------------------------
              October 31, 2003 and thereafter                        2.00 to 1.00
       -------------------------------------------------------------------------------------------

     SECTION 6.17. SENIOR LEVERAGE RATIO. The Company will not permit the Senior Leverage Ratio as determined as of the end of each fiscal quarter of the Company to be greater than the applicable ratio set forth in the following table:

       -------------------------------------------------------------------------------------------
              IF SUCH FISCAL QUARTER ENDS ON:                      APPLICABLE RATIO
       -------------------------------------------------------------------------------------------
                       July 31, 2002                                 1.25 to 1.00
       -------------------------------------------------------------------------------------------
                     October 31, 2002                                1.25 to 1.00
       -------------------------------------------------------------------------------------------
                     January 31, 2003                                1.25 to 1.00
       -------------------------------------------------------------------------------------------
                      April 30, 2003                                 1.00 to 1.00
       -------------------------------------------------------------------------------------------
                       July 31, 2003                                 1.00 to 1.00
       -------------------------------------------------------------------------------------------
              October 31, 2003 and thereafter                        1.00 to 1.00
       -------------------------------------------------------------------------------------------

     SECTION 6.18. MINIMUM CASH BALANCES. So long as any of the 6% Subordinated Notes is outstanding, the Company will not permit the aggregate amount of Permitted Investments minus outstanding Loans to be less than 50% of the principal amount of the 6% Subordinated Notes then outstanding.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     If any of the following events ("Events of Default") shall occur:

          (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable;

          (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made or furnished;

          (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Company's existence) or 5.08, in Article VI or in Section 10.15;

          (e) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

          (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any grace period applicable thereto) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Company or any Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $6,000,000 individually or $10,000,000 in the aggregate shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Subsidiaries in an aggregate amount exceeding $1,000,000;

          (m) any Security Document shall for any reason (other than the gross negligence or willful misconduct of the Administrative Agent) cease to create in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders a legal, valid and enforceable perfected first-priority Lien on the Collateral as security for the obligations of the Loan Parties under the Loan Documents; or (ii) any Loan Document executed by the Company or any Subsidiary shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto or any party thereto shall deny in writing it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder;

          (n) the Required Lenders shall have determined in good faith (which determination shall be conclusive absent manifest error) that a material adverse change has occurred in the business, operations, properties, assets or condition (financial or otherwise) of the enterprise comprised of the Company and the Subsidiaries taken as a whole; or

          (o)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable) and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, and (iii) enforce its rights under the Guarantee Agreement and each Security Document on behalf of the Lenders and the Issuing Bank; and in case of any event with respect to a Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents, whether upon, before or after an Event of Default, that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Loan Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company and the Administrative Agent may be removed at any time with or without cause by the Required Lenders; provided that the other Lenders, the Issuing Bank and the Company shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Company so long as no Default has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or the Required Lenders' removal of the Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

     Subject to the foregoing provisions of this Article VIII, the Administrative Agent shall, on behalf of the Lenders, (i) execute each Security Document on behalf of the Lenders, (ii) hold and apply the Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement, (iii) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 10.02, (iv) execute, deliver and file financing statements, assignments and other such agreements, and possess instruments on behalf of the Lenders and (v) in the event of acceleration of the obligations of the Borrowers hereunder, exercise the rights of the Lenders under the Security Documents upon and at the direction of the Required Lenders.

     Each party hereto agrees and acknowledges that the arranger, the bookrunner and the co-agents (including the co-documentation agents) do not have any duties or responsibilities in their capacities as arranger, bookrunner and co-agents (including the co-documentation agents), respectively, hereunder and shall not have, or become subject to, any liability hereunder in such capacities.

                                   ARTICLE IX

                                    GUARANTEE

     In order to induce the Lenders to extend credit hereunder, the Company hereby absolutely, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the timely payment of any and all of the Obligations. The Company further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

     The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of this Agreement, of any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement, any other Loan Document or any other agreement or the release or other impairment of any Collateral or the release of any Borrowing Subsidiary. The Company shall be obligated to keep informed of the financial condition of the Borrowing Subsidiaries; provided that the failure of the Company to keep so informed shall not affect its obligations hereunder.

     The Company further agrees that its agreement under this Article IX constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Loan Party or any other Person or to any other remedy against any Loan Party.

     The Administrative Agent and any Lender may at any time and from time to time without the consent of, or notice to, the Company, without incurring responsibility to the Company, without impairing or releasing the obligations of the Company hereunder or under any security provided by the Company for performance of its obligations hereunder, upon or without any terms or conditions and in whole or in part: (a) subject to Section 10.02(b), change the manner, place or terms of payment (including the currency thereof) of and/or change or extend the time of payment of, renew or alter any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee herein made shall apply to the Obligations as so changed, extended, renewed or altered; (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst; (c) fail to assert any claims or demand or exercise or refrain from exercising any rights or remedies against any Borrowing Subsidiary or others or otherwise act or refrain from acting; (d) subject to Section 10.02(b), settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrowing Subsidiary; (e) apply any sum by whomsoever paid or howsoever realized to any liability or liabilities of any Borrowing Subsidiary or any other guarantor of any Obligations to the Lenders regardless of what liability or liabilities of the Borrowing Subsidiaries remain unpaid; and/or (f) consent to or waive any breach of, or any act, omission or default under, this Agreement or any other Loan Documents or otherwise amend, modify or supplement this Agreement, any other Loan Documents or any of such other instruments or agreements.

     The obligations of the Company under this Article IX shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company under this Article IX shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company or any other Loan Party as a matter of law or equity.

     The Company further agrees that its obligations under this Article IX shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Loan Party or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Company by virtue of this Article IX, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any applicable Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, the Company shall make payment of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

     Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation, contribution, indemnity or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Borrowing Subsidiary to the Lenders and the Company shall not exercise any such rights until such payment in full and the Commitments are terminated.

     The Guarantee of the Company under this Article IX is a continuing guarantee and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to any Borrower, to it in care of the Company at Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804, Attention of Sean T. Smith (Telecopy No. (203) 775-5601) with a copy to the General Counsel;

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Jesus Sang (Telecopy No. (212) 552-5650) with a copy to JPMorgan Chase Bank, 999 Broad Street, Bridgeport, Connecticut 06604, Attention of David Short (Telecopy No. (203) 384-5362); and, in the case of notices with respect to any Eurocurrency Loan denominated in an Alternative Currency, to JPMorgan Chase Bank, 9 Thomas Moore Street, London, E19YT, London, United Kingdom, Attention of Steve Clarke (Telecopy No. 44-171-777-2360);

          (c) if to the Issuing Bank, to it at JPMorgan Chase Bank, 4 Chase Metrotech Center, 8th Floor, Brooklyn, New York 11245, Attention of Ginger Marco (Telecopy No. (718) 242-6535);

          (d) if to the Swingline Lender, to it at JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10017, Attention of Susan Rosario-Cancar (Telecopy No. (212) 552-5650);

          (e)  if to a Local Fronting Lender, to it at its address set forth on
Schedule 2.03; and

          (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 10.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Subsidiaries that are parties thereto and the Required Lenders or by the Company and the Subsidiaries that are parties thereto and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, or increase the percentage of total Commitments allocable to Revolving Credit Exposures denominated in an Alternative Currency without the written consent of each Lender, (ii) reduce the principal amount of any Loan or obligation to reimburse any LC Disbursement or reduce the rate of interest on any Loan or LC Disbursement, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for the payment or prepayment of the principal amount of any Loan or the reimbursement

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of any LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, or extend the expiration date of any Letter of Credit to a date which is after the Maturity Date, or amend or waive the application of Section 2.09(b) or Section 2.17(b), without the written consent of each Lender affected thereby, (iv) release the Company from its Guarantee under Article IX, or limit its liability in respect of such Guarantee, without the written consent of each Lender, (v) except in the event of any merger, consolidation, liquidation or dissolution permitted under Section 6.03, release any Subsidiary from its Guarantee under a Guarantee Agreement or, except pursuant to Section 2.18, its obligations under the applicable Borrowing Subsidiary Agreement, or limit its liability in respect of such Guarantee or such Guarantee Agreement or its obligation to enter into and provide a Guarantee pursuant to a Guarantee Agreement, without the written consent of each Lender,
(vi) except in the event of any merger, consolidation, liquidation or dissolution permitted under Section 6.03, release all or any part of the Collateral or permit the creation of any Lien on the Collateral, without the written consent of each Lender, (vii) change Section 2.16(d) or (e) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (viii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (ix) modify or amend
Section 2.15, without the written consent of each Lender, (x) consent to the amendment, modification or waiver of any of the terms of any Consolidated Subordinated Indebtedness not permitted under Section 6.11, or consent to any payment or other distribution on any Consolidated Subordinated Indebtedness not permitted under Section 6.06(b), or consent to the incurrence of additional Consolidated Subordinated Indebtedness, or amend or waive the application of
Section 6.06(b) or Section 6.11(b) with respect to any Consolidated Subordinated Indebtedness, in each case without the written consent of each Lender, (xi) consent to the assignment or transfer by any Loan Party of its rights or obligations hereunder or under any Loan Document, without the written consent of each Lender, or (xii) waive any of the conditions precedent set forth in Article 4 hereof, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank, the Swingline Lender or any Local Fronting Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank, the Swingline Lender or such Local Fronting Lender, as the case may be.

     SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its

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rights with respect to any Loan Party in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Company shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank, the Swingline Lender or any Local Fronting Lender under paragraph (a) or (b) of this Section in such capacities, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or such Local Fronting Lender in such capacities, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank, the Swingline Lender or such Local Fronting Lender in its capacity as such. To the extent that the Administrative Agent, the Issuing Bank, the Swingline Lender or such Local Fronting Lender subsequently receives reimbursement of such unpaid amount from the Company, the Administrative Agent, the Issuing Bank, the Swingline Lender or such Local Fronting Lender will distribute the amount of such reimbursement to the Lenders who paid the Administrative Agent, the Issuing Bank, the Swingline Lender or such Local Fronting Lender.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document

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or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section 10.03 shall be payable promptly after written demand therefor (subject to reimbursement, together with interest thereon from the date of payment, if there is a determination that such Indemnitee was not entitled in whole or in part to such amount).

     SECTION 10.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including the parties to any Borrowing Subsidiary Agreement) and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted such assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender having at least $1,000,000,000 in combined capital and surplus and undivided profits, each of the Company and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, Swingline Exposure or Local Exposure, the Issuing Bank, the Swingline Lender and the Local Fronting Lenders) must give their prior written consent to such assignment (which consent, in each case, shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $2,500 (which, in the case of an assignment pursuant to Section 2.17(b), shall be payable by the Company or the assignee), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such

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Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15, 10.03 and 10.14). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of any Borrower (subject to paragraph (f) of this Section), the Administrative Agent, the Issuing Bank, the Swingline Lender or any Local Fronting Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14

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and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Sections 2.15(e) and (f) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest (provided that, other than in connection with a pledge to a Federal Reserve Bank, this Section 10.04 shall apply to any transferee (including the pledgee or assignee) upon the exercise of rights under such pledge or assignment); provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by such Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to a Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, such Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) all credit decisions (including without limitation any decisions with respect to amendments and waivers) will continue to be made by such Granting Lender. The making of a Loan by an SPC hereunder shall utilize the Commitment of the applicable Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender in connection with liquidity and/or credit facilities to or for the account of such SPC to fund such Loans and (ii) subject to the provisions

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of Section 10.12, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

     SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Loan Documents and the separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, at any time held and other obligations at any time owing by such Lender or Affiliate, in any currency, to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower, in any

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currency, now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured or denominated in a different currency. The amount of any setoff involving obligations denominated in different currencies shall be determined by the Administrative Agent utilizing the Exchange Rate in effect on the date of such setoff. The rights of each Lender under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York and any competent court of the jurisdiction under the laws of which such Borrower is organized, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court or such local court. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.09. Each Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement (including any Borrowing Subsidiaries) irrevocably consents to service of process in the manner provided for notices in Section 10.01. Each of the Borrowing Subsidiaries hereby appoints the Company as its agent to receive on its behalf service of proceedings arising out of or relating to this Agreement or any other Loan Document in any court, such service being hereby acknowledged by each Borrowing Subsidiary to be effective and binding service in every respect. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY

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OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER
BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

     SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 10.12. CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or to which the Administrative Agent, the Issuing Bank or such Lender is a party, (f) subject to an agreement containing provisions substantially the same as those of this
Section 10.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section
10.12 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Loan Party. For the purposes of this Section 10.12, "Information" means all information received from a Loan Party relating to a Loan Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 10.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in

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accordance with applicable law, the rate of interest payable in respect of such
Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment, shall have been received by such Lender.

     SECTION 10.14. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which such judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

     SECTION 10.15. RELEASE OF PSMC PLEDGED STOCK. So long as no Default shall have occurred and be continuing and to the extent and for only so long as required under Republic of China law or by the applicable Republic of China securities exchange or over-the-counter market, each of the Lenders hereby covenants, upon (or, if so required in connection therewith, prior to) the public offering of common stock of PSMC, to direct the Administrative Agent to release the Lien of the Administrative Agent for the benefit of the Lenders (and the Administrative Agent shall release its Lien as soon as practicably possible) on up to 100% of the shares of common stock of PSMC pledged to the Administrative Agent for the benefit of the Lenders; provided that the Lien of the Administrative Agent for the benefit of the Lenders shall be reinstated on any released shares to the extent such shares become no longer subject to such restrictions under securities laws and regulations of the Republic of China. To the extent that the terms of the Pledge Agreement relating to the pledge of the PSMC shares conflict with the terms of this Section 10.15, the terms of this
Section 10.15 shall govern.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     PHOTRONICS, INC., a Connecticut corporation


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     JPMORGAN CHASE BANK, individually and as Administrative Agent


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     HSBC BANK USA


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     THE BANK OF NEW YORK


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                     FLEET NATIONAL BANK


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     CITIZENS BANK OF MASSACHUSETTS


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                     LOCAL FRONTING LENDERS:


                                     JPMORGAN CHASE BANK, SEOUL BRANCH


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                     JPMORGAN CHASE BANK, TAIPEI BRANCH


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]